Exhibit 28.3

                         BIOGRAPHY OF KARL E. RODRIGUEZ















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                                KARL E. RODRIGUEZ
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EDUCATION

     1969-1972      Louisiana State University Law School
                    Juris Doctor Degree

     1965-1969      Northeast Louisiana University


UNIVERSITY ACTIVITIES AND HONORS

     Student Government President
     Who's Who in Colleges and Universities
     Omicron Delta Kappa National Honorary Leadership Fraternity
     International Vice President of Circle K. (Kiwanis-affiliated service organization)
     Outstanding Senior Award from University Administration


AFFILIATIONS

     Louisiana State Bar Association
     New Orleans Metropolitan Association of Realtors


PROFESSIONAL HISTORY

1972-Present   Attorney at Law
               Business and corporate practice

1995-Present   Latter & Blum Real Estate, Inc. - Realtor
               Specializing in historic properties in New Orleans French Quarter area.

1992-Present   Healthcare Financial and Management Services, Inc. - President
               Company Medicaid enrollment Centers of three Louisiana hospitals and provided billing services to physicians.

1993-1994      Telco Communications, Inc. - Director, Corporate Secretary and
               General Counsel
               Long distance reseller company.

1992-1993      MedAmerica, LLC - Managing Director
               Operated Kidmed clinics, a Medicaid funded preventive and diagnostic medicine clinic for children.

1986-1991      Bhuff's Limited Partnership - Project Manager
               Participated in structure of limited partnership, raising capital and on-site




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